EXHIBIT "99.1"

NEWS RELEASE	
FOR IMMEDIATE RELEASE	Contact: American Realty Investors, Inc. Investor Relations Gene Bertcher, (800) 400-6407 investor.relations@americanrealtyinvest.com

American Realty Investors, Inc. Reports First Quarter 2014 Results

Dallas (May 15, 2014) – American Realty Investors, Inc. (NYSE: ARL), a Dallas-based real estate investment company, today reported results of operations for the first quarter ended March 31, 2014. ARL announced today that the Company reported net income applicable to common shares of $2.9 million or $0.25 per diluted earnings per share, as compared to a net loss applicable to common shares of $0.2 million or $0.02 per diluted earnings per share for the same period ended 2013.

The Company continues to demonstrate our unwavering commitment to fortify our portfolio and streamline our operational activity; while at the same time maintaining our commitment to creating value. We are pleased that we are seeing improvements in our operations from these endeavors and will continue to adapt to market challenges with an eye on both near term economic challenges and long-term prospects as the real estate market improves.

Our apartment portfolio continues to thrive in the current economic conditions with occupancies averaging over 95%. We continue to work aggressively to attract new tenants and strive for continuous improvement of our properties in order to maintain our existing tenants.

Rental and other property revenues were $20.6 million for the three months ended March 31, 2014. This represents an increase of $0.2 million, as compared to the prior period revenues of $20.4 million. This change, by segment, is an increase in the apartment portfolio of $0.7 million, offset by a decrease in the commercial portfolio of $0.5 million. Within the apartment portfolio there was an increase of $0.7 million in the same property portfolio. Our apartment portfolio continues to thrive in the current economic conditions with occupancies averaging 95%. Our existing commercial portfolio decreased by $0.5 million in the same store properties. This decrease is due to lost rents from tenant vacancies. We are continuing to market our properties aggressively to attract new tenants and strive for continuous improvement of our properties in order to maintain our existing tenants.

Property operating expenses were $10.3 million for the three months ended March 31, 2014. This represents an increase of $0.3 million, as compared to the prior period operating expenses of $10.0 million. This change, by segment, is an increase in the apartment portfolio of $0.4 million, offset by a decrease in the commercial portfolio of $0.1 million. Within the apartment portfolio, the increase relates to general repair and maintenance expense and real estate taxes.

Depreciation and amortization expense was $4.5 million for the three months ended March 31, 2014. This represents an increase of $0.7 million, as compared to the prior period expense of $3.8 million. This change is attributable to the commercial portfolio due to new assets placed in service in the current period.

Mortgage and loan interest expense was $8.5 million for the three months ended March 31, 2014. This represents a decrease of $0.9 million, as compared to the prior year expense of $9.4 million. This change by segment is a decrease in the apartment portfolio of $0.4 million, a decrease in the land portfolio of $0.5 million, a decrease in the other portfolio of $0.1 million, offset by an increase in the commercial portfolio of $0.1 million. Within the apartment portfolio, the majority of the decrease relates to the same apartment portfolio due to the refinances closed with long-term, low interest rates. The decrease in the land portfolio was due to land sales.

Deferred borrowing costs amortization was $0.9 million for the three months ended March 31, 2014. This represents a decrease of $1.6 million, as compared to the prior period expense of $2.5 million. The majority of the decrease is in the same store apartment portfolio due to the write off in the prior period loan deferred borrowing costs upon the refinance into a new mortgage note.

Loan charges and prepayment penalties were $1.6 million for the three month ended March 31, 2014. This represents a decrease of $2.3 million, as compared to the prior period expense of $3.9 million. There were fewer refinances completed in the current period than in the prior period.

About American Realty Investors, Inc.

American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. The Company also holds mortgage receivables. For more information, visit the Company's website at www.americanrealtyinvest.com.

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	For the Three Months Ended
	March 31,
	2014	2013
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $175 and $165 for the three months ended 2014 and 2013, respectively, from related parties)	$20,583	$20,350

Expenses:
Property operating expenses (including $156 and $204 for the three months ended 2014 and 2013, respectively, from related parties)	10,317	9,982
Depreciation and amortization	4,476	3,755
General and administrative (including $918 and $890 for the three months ended 2014 and 2013, respectively, from related parties)	1,994	2,012
Provision on impairment of notes receivable and real estate assets	-	-
Net income fee to related party	490	56
Advisory fee to related party	2,242	2,554
Total operating expenses	19,519	18,359
Operating income	1,064	1,991

Other income (expenses):
Interest income (including $3,797 and $3,410 for the three months 2014 and 2013, respectively, from related parties)	4,117	3,541
Other income	178	2,536
Mortgage and loan interest (including $798 and $910 for the three months ended 2014 and 2013, respectively, from related parties)	(8,474)	(9,444)
Deferred borrowing costs amortization	(939)	(2,461)
Loan charges and prepayment penalties	(1,582)	(3,937)
Gain (loss) on sale of investments	-	(8)
Earnings from unconsolidated subsidiaries and investees	70	213
Litigation settlement	3,839	(45)
Total other expenses	(2,791)	(9,605)

Loss before gain on land sales, non-controlling interest, and taxes	(1,727)	(7,614)
Gain (loss) on land sales	753	(35)
Net loss from continuing operations before taxes	(974)	(7,649)
Income tax benefit	1,870	2,673
Net income (loss) from continuing operations	896	(4,976)
Discontinued operations:
Net income (loss) from discontinued operations	(710)	411
Gain on sale of real estate from discontinued operations	6,053	7,227
Income tax expense from discontinued operations	(1,870)	(2,673)
Net income from discontinued operations	3,473	4,965
Net income (loss)	4,369	(11)
Net (income) loss attributable to non-controlling interest	(819)	385
Net income attributable to American Realty Investors, Inc.	3,550	374
Preferred dividend requirement	(613)	(613)
Net income (loss) applicable to common shares	$2,937	$(239)

Earnings per share - basic
Net loss from continuing operations	$(0.05)	$(0.45)
Net income from discontinued operations	0.30	0.43
Net income (loss) applicable to common shares	$0.25	$(0.02)

Earnings per share - diluted
Net loss from continuing operations	$(0.05)	$(0.45)
Net income from discontinued operations	0.30	0.43
Net income (loss) applicable to common shares	$0.25	$(0.02)

Weighted average common shares used in computing earnings per share	11,525,389	11,525,389
Weighted average common shares used in computing diluted earnings per share	11,525,389	11,525,389

Amounts attributable to American Realty Investors, Inc.
Net income (loss) from continuing operations	$77	$(4,591)
Net income from discontinued operations	3,473	4,965
Net income applicable to American Realty Investors, Inc.	$3,550	$374

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2014	2013
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$770,960	$799,698
Real estate held for sale at cost, net of depreciation ($27,282 for 2014 and $2,390 for 2013)	9,787	16,427
Real estate subject to sales contracts at cost, net of depreciation ($2,036 for 2014 and $1,949 for 2013)	23,335	27,598
Less accumulated depreciation	(120,468)	(143,429)
Total real estate	683,614	700,294
Notes and interest receivable
Performing (including $138,086 in 2014 and $145,754 in 2013 from related parties)	145,670	153,275
Non-performing	3,129	3,140
Less allowance for doubtful accounts (including $15,809 in 2014 and 2013 from related parties)	(19,579)	(19,600)
Total notes and interest receivable	129,220	136,815
Cash and cash equivalents	18,384	16,437
Restricted cash	27,736	32,929
Investments in unconsolidated subsidiaries and investees	3,990	3,789
Receivable from related party	34,751	14,086
Other assets	42,461	38,972
Total assets	$940,156	$943,322

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$629,364	$618,930
Notes related to assets held for sale	15,717	17,100
Notes related to subject to sales contracts	20,991	23,012
Deferred revenue (including $74,303 in 2014 and 2013 from sales to related parties)	76,148	76,148
Accounts payable and other liabilities (including $15,954 in 2014 and $15,394 in 2013 to related parties)	59,400	73,271
	801,620	808,461

Shareholders’ equity:
Preferred stock, Series A: $2.00 par value, authorized 15,000,000 shares, issued and outstanding 3,353,954 shares in 2014 and 2013 (liquidation preference $10 per share), including 900,000 shares in 2014 and 2013 held by subsidiaries. Series K: $2.00 par value, authorized, issued and outstanding 135,000 shares in 2014 and 2013, respectively (liquidation preference $22 per share)	4,908	4,908
Common stock, $0.01 par value, authorized 100,000,000 shares; issued 11,941,174 shares and outstanding 11,525,389 shares in 2014 and 2013	115	115
Treasury stock at cost; 415,785 shares in 2014 and 2013 and 229,214 shares held by TCI (consolidated) as of 2014 and 2013	(6,395)	(6,395)
Paid-in capital	102,280	102,974
Retained earnings	(8,245)	(11,795)
Total American Realty Investors, Inc. shareholders' equity	92,663	89,807
Non-controlling interest	45,873	45,054
Total equity	138,536	134,861
Total liabilities and equity	$940,156	$943,322